Exhibit 21



         SUBSIDIARIES OF FINGERHUT COMPANIES, INC.*

Names                                        State of Incorporation
-------                                      ----------------------
Direct Merchants Credit Card Bank,
     National Association                         National Bank
Fingerhut Corporation                             Minnesota
Fingerhut Financial Services Corporation          Minnesota
Fingerhut Financial Services Receivables, Inc.    Delaware
Fingerhut Receivables, Inc.                       Delaware
Figi's Inc.                                       Wisconsin
Infochoice USA, Inc.                              Minnesota
Minnesota Telemarketing, Inc.                     Minnesota
Tennessee Distribution, Inc.                      Minnesota
Tennessee Telemarketing, Inc.                     Minnesota
Western Distribution, Inc.                        Minnesota
Wiman Corporation                                 Minnesota


*The names of certain subsidiaries have been omitted because considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.